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                                                                   Exhibit 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Millennium Chemicals Inc. Long Term Stock Incentive
Plan, of our report dated February 10, 1994 with respect to the financial statements of SCM Chemicals Limited for the fiscal year ended September 30, 1993, included in the Registration Statement on Form 10 of Millennium Chemicals Inc. filed with the Securities and Exchange Commission on August 23, 1996.

                                                 ERNST & YOUNG
                                                 Chartered Accountants

Hull, England
October 7, 1996







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